UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported) April 2, 2007 (March 29, 2007)


                              DELCATH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   001-16133                    06-1245881
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)




     1100 SUMMER STREET, STAMFORD, CONNECTICUT                      06905
--------------------------------------------------------------------------------
      (Address of principal executive offices)                    (Zip Code)


     Registrant's telephone number, including area code: (203) 323-8668

                                       N/A
            ---------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 29, 2007, Delcath Systems, Inc. (the "Company") announced that it entered into a five-year extension of its Cooperative Research and Development Agreement (the "CRADA") with the National Cancer Institute ("NCI"), which enhances and expands the initial agreement between the Company and NCI that expired in December 2006. Under the revised CRADA, the Company and NCI agreed that the parties will collaborate in the joint development and evaluation of the Delcath System device to deliver high-dose Melphalan to patients and to evaluate the advisability of developing additional commercial agents for use with the Delcath System, the Company's percutaneous perfusion technology for region-specific delivery of chemotherapeutic and other therapeutic agents.

The revised CRADA also established that NCI's Surgery Branch will work towards completion of Delcath System's ongoing Phase III trial and will serve as the coordinating center when this study expands to a multi-center trial. The Phase III trial is treating patients with melanoma (ocular or cutaneous) metastatic to the liver using the Delcath System and the drug Melphalan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

         Not applicable.

(d) EXHIBITS:

         EXHIBIT NO.                DESCRIPTION

         99.1                       Press Release dated March 29, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DELCATH SYSTEMS, INC.
                                    (Registrant)



Date: April 2, 2007                 By:    /s/ Richard Taney
                                           -------------------------------------
                                           Richard Taney, CEO